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                       Daimler-Benz Vehicle Trust 1996-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.



Collection Period: December 1997
Distribution Date: 1/20/98


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement

                                                                                                             Per $1,000 of  Original
                                                                                                                  Class A/Class B
                                                                                                               Certificate Amount
                                                                                                             -----------------------
 (i)  Principal Distribution
        Class A Amount                                                                      $23,126,313.35        $ 29.082820
        Class B Amount                                                                      $ 2,829,465.20        $ 41.769584

(ii)  Interest Distribution
        Class A Amount                                                                      $ 2,063,419.10        $  2.594882
        Class B Amount                                                                      $   175,776.88        $  2.594882

(iii) Monthly Servicing Fee                                                                 $   382,768.54        $  0.443570
        Monthly Supplemental Servicing Fee                                                  $         0.00        $  0.000000
        Class A Percentage of the Servicing Fee                                             $   352,721.21        $  0.443570
        Class A Percentage of the Supplemental Servicing Fee                                $         0.00        $  0.000000
        Class B Percentage of the Servicing Fee                                             $    30,047.33        $  0.443570
        Class B Percentage of the Supplemental Servicing Fee                                $         0.00

(iv)  Class A Principal Balance (end of Collection Period)                                  $400,139,142.73
      Class A Pool Factor (end of Collection Period)                                             50.320059%
      Class B Principal Balance (end of Collection Period)                                  $34,086,731.10
      Class B Pool Factor (end of Collection Period)                                             50.320059%

 (v)  Pool Balance (end of Collection Period)                                               $434,225,873.83

(vi)  Class A Interest Carryover Shortfall                                                  $         0.00
      Class A Principal Carryover Shortfall                                                 $         0.00
      Class B Interest Carryover Shortfall                                                  $         0.00
      Class B Principal Carryover Shortfall                                                 $   (86,047.17)

(vii) Amount Otherwise Distributable to the Seller that is Distributed to Either the
      Class A or Class B Certificateholders                                                 $         0.00        $  0.000000


(viii)Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                                      $24,616,863.40
        Class B Amount                                                                      $         0.00

(ix)  Aggregate Purchase Amount of Receivables repurchased by the Seller or the Servicer    $         0.00

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